UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 4, 2016
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 1.02 Termination of a Material Definitive Agreement

As previously reported on a Current Report on Form 8-K which was filed by Silver Dragon Resources Inc. (the “Company”) with the Securities and Exchange Commission on January 14, 2016, the Company entered into an Equity Transfer Agreement (the “Agreement”) with Beijing Shengda Industrial Group Ltd. (“BSIG”) pursuant to which the Company agreed to sell its 20% interest in Inner Mongolia Guangda Mining Ltd. (“Guangda”) a wholly owned subsidiary of its Foreign Cooperative Joint Venture in China, Sanhe Sino-Top Resources & Technologies Ltd. (“Sino-Top”) to BSIG.

The Board of Directors (“Board”) of the Company rejected the offer (the “Offer”) from BSIG to receive an all cash consideration in five installments over the course of several years with the last payment being made in 2019 for the Company’s 20% equity interest in Guangda, for RMB161,922,820 (approximately USD$25 Million). The Board has reviewed the valuations, terms and conditions of the offer and as a result concluded that a counter offer would be made. On February 4, 2016 the Company made  BSIG a counter offer the terms of which include a purchase price of RMB265,000,000 (approximately USD$40 Million) for the Company’s 20% interest in Sino-Top which includes all six (6) properties with the purchase price being paid in two installments, 50% on closing and 50% on approval by all appropriate regulatory authority including the China Securities Regulatory Commission and Ministry of Commerce no later than December 31, 2016. Accordingly, the Company considers the Agreement to be terminated.

If the Company’s counter offer is accepted by BSIG the Board by resolution shall seek approval of the matter at a Special Meeting of Stockholders to be scheduled at that time. Consummation of the sale of the Company's 20% interest in Sino-Top which is all of its interest in Sino-Top is subject to determination of the final sales price of Sino-Top, execution of final transaction documents, obtaining any required approvals including the approval of the Company's shareholders and the approval of appropriate regulatory authority including the China Securities Regulatory Commission. There cannot be any assurance that the Company’s counter offer will be accepted.

Item 7.01 Regulation FD Disclosure

On February 4, 2016, the Company filed a press release announcing that it had rejected Shengda’s offer to acquire Guangda. A copy of the press release is attached as Exhibit 99.1 and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Silver Dragon Resources Inc. dated February 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: February 4, 2016	/s/ Marc Hazout
By: Marc Hazout, President & CEO